                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 15, 2006

                                  ISRAMCO, INC.

             (Exact name of registrant as specified in its charter)

------------------------------ -------------------------- ----------------------
           Delaware                     0-12500                 13-3145265
------------------------------ -------------------------- ----------------------
 (State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)
------------------------------ -------------------------- ----------------------


                      11767 KATY FREEWAY, HOUSTON, TX 77079
          (Address of principal executive offices, including Zip Code)

                                  713-621-3882
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On November 15, 2006, Isramco Inc. (the "Company") and Five States Energy Company, L.L.C. ("Five States") entered into a certain Purchase and Sale Agreement (the "Purchase Agreement") pursuant to which the Company agreed to purchase certain oil and gas properties located in Texas and New Mexico for a purchase price of $100 million (the "Purchase Price"). The properties to be purchased include approximately 660 producing oil and gas wells. Contemporaneously with the execution of the Purchase Agreement, the Company paid to Five States a deposit of $3 million (the "Deposit"). The final Purchase Price is subject to adjustment, as specified in the Purchase Agreement.

        In addition to potential adjustments to the Purchase Price, the closing of the acquisition remains subject to certain closing conditions specified in the Purchase Agreement, including, without limitation, the absence of any defects in the seller's legal tile to properties with an aggregate allocated purchase price value exceeding five percent (5%) of the Purchase Price and the designation of the Company (or a designee of the Company) as operator of certain of the properties to be purchased. If the acquisition does not close by January 20, 2007 (other than as a result of a failure by Five States to satisfy the specified closing conditions, or a material breach by Five States under the Purchase Agreement), then Five States is entitled to terminate the Purchase Agreement and retain the Deposit. In the event that the specified closing conditions are not satisfied, then either the Company or Five States may terminate the Purchase Agreement and the Deposit is to be returned to the Company. Assuming the transaction is consummated in accordance with the terms of the Purchase Agreement, the Deposit will be credited towards the Purchase Price.

        The Company anticipates that it will fund up to 15% of the Purchase Price from working capital, and that it will need to obtain third party loans to fund the rest of the Purchase Price. Currently, the Company has no such funding commitment and no assurance can be given that the Company will be able to obtain the requisite funds on commercially acceptable terms, or at all.

        The press release announcing the signing of the Purchase Agreement is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

99.1 Press Release dated November 17, 2006.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DATED: November 21, 2006                 ISRAMCO, INC.

                                                 BY: /s/ Haim Tsuff
                                                     --------------
                                                     HAIM TSUFF
                                                     CHIEF EXECUTIVE OFFICER